UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 28, 2015

EMS FIND, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174759	42-1771342
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
73 Buck Road, Suite 2, Huntingdon Valley, PA		19006
(Address of principal executive offices)		(Zip Code)

215-350-2255
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under   any of the following provisions:

(   )  Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)

(   )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

(   )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF    240.14d-2(b))

(   )  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 28, 2015, our newly-formed Delaware subsidiary, Viva Entertainment Group, Inc. (“Viva Entertainment” or the “Subsidiary”) entered into an employment agreement (“Agreement”) expiring December 31, 2018 with Johnny Falcones, for Mr. Falcones to act as the President and Chief Executive Officer of Viva Entertainment and to manage the development and marketing of its over the top (IPTV/OTT ) application for connected tvs, desktop computers, tablets, smart phones. The IPTV/OTT streamlining platform is designed to be used at homes, offices or during travel, where users may pay and watch what entertainment they choose based on a subscription or on a pay per view basis.

As compensation for services to be rendered under the Agreement in calendar 2016 (January 1 through December 31, 2016), in addition to the compensation specified below, Mr. Falcones will receive a bonus of a five-year common stock purchase warrant to purchase 3,000,000 shares of common stock of the Company at an exercise price of $.74 per share and three-year warrants to purchase up to Five (5%) Percent of the restricted common stock of Viva Entertainment, at an exercise price of Fifty ($0.50) Cents per share, which are exercisable in the event that Viva Entertainment is spun out of the Company.  For calendar 2016, Mr. Falcones will receive 500,000 shares of common stock of the Company for his services as a director of the Company in that year, and will receive an additional 375,000 shares of restricted common stock of the Company, on a monthly basis, starting in 2016 month 2 (February, 2016), for a period of four months, ending at 2016 month 5 (May), for an aggregate total of 1,500,000 shares of restricted common stock of the Company.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 28, 2015, the Board of Directors of the Company appointed Johnny Falcones as President and Chief Executive Officer of our subsidiary Viva Entertainment and as a member of our Board of Directors effective immediately.  [Reference is made to Item 1.01 above, for a detailed description of compensation arrangements provided for in the Employment Agreement with Mr. Falcones.]  Mr. Falcones will be issued 500,000 shares of our common stock for his services as a director in 2016.

In connection with the appointment of Mr. Falcones as the CEO of Viva Entertainment Group, the Board on October 28, 2015, approved the issuance of three-year common stock purchase warrants granting Mr. Falcones, and the Company’s CEO Steve Rubakh, each the right to purchase 5% of the equity of the Viva Entertainment, exercisable in the event, and only in the event, that the Subsidiary is spun off to stockholders of the Company.

Johnny Falcones, age 46, has worked as in development and management of stars and music events in the popular music business, as well as production and marketing of music events, for some of which he has acted as executive producer.  Mr. Falcones has also worked for and developed a record label.  He has worked with Celia Cruz and Tito Puente in a management and marketing capacity.  Mr. Falcones was also asked to co-manage and produced the White House’s 24th Annual Hispanic Heritage Awards in September, 2010 and 2014.

Mr. Falcones received a degree in Business from La Guardia College, New York, New York in 1991.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit
10.2	Employment Agreement, dated October 28, 2015, between Viva Entertainment Group, Inc., a subsidiary of the Company and Johnny Falcones, filed herewith.
10.3	Form of Common Stock Purchase Warrant issued October 28, 2015, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2015	EMS Find, INC.

	By:	/s/ Steve Rubakh
Steve Rubakh
President and Chief Executive Officer

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